UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 27, 2020

Internet Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55897	81-2775456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1180 Avenue of the Americas, 8th Floor
New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

212-880-3750

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01.             Changes in Registrant's Certifying Accountant

On April 23, 2020, the Board of Directors of the Internet Sciences, Inc. (the “Board”) approved the dismissal of Ahmed & Associates CPA P.C. as the Company’s independent registered public accounting firm, effective April 23, 2020. The PCAOB has revoked the registration of Ahmed & Associates CPA P.C. resulting in the Board’s decision.

For the periods ended December 31, 2017, and December 31, 2018, the audit report on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the periods ended December 31, 2017, through April 23, 2020, the date of Ahmed & Associates CPA P.C.’s dismissal, (i) there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Ahmed & Associates CPA P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Ahmed & Associates CPA P.C.’s satisfaction, would have caused Ahmed & Associates CPA P.C. to make reference in connection with Ahmed & Associates CPA P.C.’s opinion to the subject matter of the disagreement; and (ii) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

None

Item 9.01              Financial Statements and Exhibits

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNET SCIENCES INC.

By	/s/ Lynda Chervil
Name:	Lynda Chervil
Title:	President, Chief Executive Officer (Principal Executive Officer) and Director